EXHIBIT 99.1

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NEWS RELEASE
August 14, 2012


              FSI ANNOUNCES SECOND QUARTER, 2012 FINANCIAL RESULTS
              Conference call scheduled for Wednesday August 15th,
                    11:00am Eastern time, 8:00am Pacific Time
                            See dial in number below


VICTORIA, BRITISH COLUMBIA, August 14, 2012 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for the second quarter (Q2) ended June 30, 2012.

Mr. Daniel B. O'Brien, CEO, states, "Our non-GAAP operating cash flow demonstrates the Company's financial strength. With regard to revenue forecasting, given the continuing economic slow-down in Europe and the Far East, it is simply too difficult and unrealistic to give accurate revenue guidance at this time. Full year 2012 revenue is still expected to be higher than 2011." Mr. O'Brien continues, "As a result of the seasonality of the agriculture and swimming pool markets, FSI's sales tend to be larger during the first half of the year, causing higher accounts receivable, and lower cash and inventory numbers. This does not affect the Company's ability to grow given its strong working capital position including, a largely untapped $6.4million line of credit with a Chicago based bank."

Note: as a result of the start up of the Alberta factory, a biomass expense is no longer given in the news release. Also, due to the generation of revenue from that facility, depreciation of the factory has begun resulting in a significantly higher non-cash accounting expenses in the financials. Further, this added expense does not significantly reduce taxes paid since the expense originates in Canada and, at this time, most of the revenue generated by Flexible Solutions International is U.S. based. The current Illinois/Federal Corporate tax rate is close to 40%.

     o Sales in the second quarter (Q2) were $3,761,729, down approximately 4% when compared to sales of $3,930,075 in the corresponding period a year ago. The financials give a Q2, 2012 accounting net loss of $465,995, or $0.04 per share compared to an accounting net profit of $174,734, or $0.01 per share in Q2, 2011. Although the income tax expense taken in Q2, 2012 was only $120,000 compared to $295,000 in Q2, 2011, the depreciation expense increased from $82,193 in 2011 to $305,189 in 2012.The increase in depreciation was largely Canada based and not deductible from US income.

     o Basic weighted average shares used in computing per share amounts in Q2 were 13,169,991 for 2012 and 13,169,991 for 2011. Note: a share buy back by the Company of close to 800,000 shares in Q1, 2011 is the reason for the reduced share count in first half.

     o Non-GAAP operating cash flow: For the 6 months ending June 30, 2012, net income reflects $676,426 of non-cash charges (depreciation and stock option expenses), as well as net income tax ($680,000), interest expense ($61,414) and other minor items ($2,578) not related to operating or current operating activities. When these items are removed the Company shows operating cash flow of $1,171,923, or $0.09 per share. This compares with operating cash flow of $1,423,196, or $0.11 per share, in the corresponding 6 months of 2011 (see the table that follows for details of these calculations).

Mr. O'Brien states, "We are satisfied with our first half revenue increase considering the stress Europe is enduring and slowdowns in the US and China. Q3 this year is likely to be similar to Q2 in growth terms, however, as agricultural preorders begin in late fall, we hope to see a resumption of top line growth for Q4."

The NanoChem division continues to produce most of FSI's revenue and cash flow. New opportunities are unfolding to further increase sales in this division.


* CEO, Dan O'Brien has scheduled a conference call for 11:00am EST, 8:00am PST, Wednesday August 15th to discuss the financials. Call 1-877-941-8609 (or 480-629-9692). The conference call title, "Second Quarter Financials," may be requested.*

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The above  information  and  following  table contain  supplemental  information regarding income and cash flow from operations for the 6 months ended June 30, 2012. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
            For 3 Months Ended June 30 (6 Months Operating Cash Flow)
                                   (Unaudited)
--------------------------------------------------------------------------------
                                                    3 months ended June 30
                                                   2012             2011
                                              ----------------------------------

Revenue                                           $ 3,761,729     $ 3,930,075
Income before income tax - GAAP                   $  (345,995)    $   469,734

Net income (loss)  - GAAP                         $  (465,995)a   $   174,734 a

Net income (loss) per common share - basic.
 - GAAP                                           $     (0.04)a   $      0.01 a
3 month weighted average shares used in
 computing per share amounts - basic.-  GAAP       13,169,991      13,169,991


                                                  6 month Operating Cash Flow
                                                        Ended June 30
                                              ----------------------------------

Operating Cash flow (6months). NON-GAAP           $ 1,171,923 b   $ 1,423,196 b


Operating Cash flow per share excluding           $      0.09 b   $      0.11 b
 non-operating items and items not related
 to current operations (6 months) - basic.
 NON-GAAP
Non-cash Adjustments (6 month) NON-GAAP           $   676,426 c   $   235,266 c

Shares (6 month basic weighted average)  used      13,169,991      13,353,904
in computing per share amounts - basic GAAP
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Notes:  certain  items not  related to  "operations"  of the  Company  have been excluded from net income as follows.

a) Non-GAAP - the relative lower Net income numbers for Q2, 2012 in comparison to Q2, 2011 are largely a result of the commencement of depreciation of the Alberta Factory, as well as the tax paid on revenue generated from the Illinois factory. Expenses resulting from the Alberta division can not be used to reduce taxable income in Illinois, USA.

b) Non-GAAP - amounts exclude certain non-cash items: depreciation and stock option expense (2012 = $676,426, 2011 = $235,266), interest expense (2012 =
$61,414, 2011 = $40,089), net income tax (2012 = 680,000, 2011 = $615,000), gain on the sale of equipment(2012 = $2,217) and interest income(2012 = $361). See Operating Cash Flow for other adjustments.

c) Non-GAAP - amounts represent depreciation, stock option expense.

Safe Harbor Provision
---------------------

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

                        Flexible Solutions International
                615 Discovery Street, Victoria, BC V8T 5G4 CANADA
                                                                     Jason Bloom
                                                               Tel: 250 477 9969
                                                         Toll Free: 800 661 3560
                                                               Fax: 250 477 9912
                                              E-mail: info@flexiblesolutions.com
                                                      --------------------------


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To find out more information about Flexible  Solutions and our products,  please visit www.flexiblesolutions.com.

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